SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-51296	36-4387843
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Roosevelt Road Glen Ellyn, Illinois	60137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 545-0900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Signature

Item 8.01. Other Events.

On October 18, 2006, the Board of Directors of the Company unanimously approved a two-for-one stock split, subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares to a total of 5,000,000 shares of Common Stock. A special meeting of the Company’s stockholders is scheduled for November 29, 2006, and, assuming stockholder approval of the Charter Amendment, the stock split will be distributed on December 27, 2006 to stockholders of record at the close of business on December 11, 2006. The Company will distribute one share of stock for each share issued and outstanding at the close of business on December 11, 2006. Paper stock certificates will be issued by the Company’s stock transfer agent, Illinois Stock Transfer Company. No fractional shares will be issued.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC. (Registrant)

By:	/s/ Scott W. Hamer
Scott W. Hamer
Vice President and Chief Financial Officer

Date: October 24, 2006